EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:  Josh C. Anders (713) 881-3609

ADAMS RESOURCES ANNOUNCES FIRST QUARTER 2017 DIVIDEND

Houston (February 16, 2017)--Adams Resources & Energy, Inc. (NYSE MKT: AE) announced that its Board of Directors declared a quarterly cash dividend in the amount of $.22 (twenty-two cents) per common share, payable on March 24, 2017 to shareholders of record as of March 10, 2017.

The Company expects to announce its fourth quarter 2016 earnings during the week of March 13, 2017.